Acquisition of Micro Sensor Technologies, Inc.
                                       by
                              Sense Holdings, Inc.

                        AGREEMENT AND PLAN OF ACQUISITION

     This Agreement and Plan of Acquisition ("Agreement") is entered into by and among Sense Holdings, Inc., a Florida corporation ("SENSE"), UTEK Corporation, a Delaware corporation ("UTEK") and Micro Sensor Technologies, Inc., a Florida corporation ("MSTI").

     WHEREAS, UTEK and UT-Battelle, LLC, a Tennessee corporation
     ("UT-Battelle"), own 100% of the issued and outstanding shares of common stock of MSTI ("MSTI Shares"); and

     WHEREAS, before the Closing Date, MSTI has acquired from UT-Battelle the license for the fields of use as described in the patent license agreement, a part of Exhibit A attached to and made a part of this Agreement ("Patent License Agreement") and the rights to develop and market a patented and proprietary technology for the fields of uses specified in the Patent License Agreement ("Technology"). UT-Battelle is the owner of the Technology.

     WHEREAS, the parties desire to provide for the terms and conditions upon which MSTI will be acquired by SENSE in a, stock-for-stock exchange ("Acquisition") in accordance with the respective corporation laws of their state, upon consummation of which all MSTI Shares will be owned by SENSE, and all issued and outstanding MSTI Shares will be exchanged for common stock of SENSE with terms and conditions as set forth more fully in this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

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                                    ARTICLE 1
                         THE STOCK-FOR-STOCK ACQUISITION

        1.01 The Acquisition

         (a) Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all MSTI Shares shall be acquired from UTEK and UT-Battelle by SENSE in accordance with the respective corporation laws of their state and the provisions of this Agreement and the separate corporate existence of MSTI, as a wholly-owned subsidiary of SENSE, shall continue after the closing.

         (b) Effective Date. The Acquisition shall become effective ("Effective Date") upon the execution of this Agreement and closing of the transaction.

        1.02 Exchange of Stock. At the Effective Date, by virtue of the
     Acquisition:

        All of the MSTI Shares that are issued and outstanding at the Effective Date shall be exchanged for 2,000,000 unregistered shares of common stock of SENSE ("SENSE Shares"), which by agreement of the shareholders of MSTI shall be issued as follows:

            Shareholder                                   Number of SENSE Shares

            UTEK Corporation                                      1,850,000

            UT-Battelle, LLC                                        150,000
                                                                  ----------

            Total                                                 2,000,000

        1.03 Effect of Acquisition.

         (a) Rights in MSTI Cease. At and after the Effective Date, the holder of each certificate of common stock of MSTI shall cease to have any rights as a shareholder of MSTI.

         (b) Closure of MSTI Shares Records. From and after the Effective Date, the stock transfer books of MSTI shall be closed, and there shall be no further registration of stock transfers on the records of MSTI.

        1.04 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place on or before May 31, 2001, ("Closing Date") unless extended by mutual consent of the parties in writing.

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                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

        2.01 Representations and Warranties of UTEK and MSTI. UTEK and MSTI represent and warrant to SENSE that the facts set forth below are true and correct:


         (a) Organization. MSTI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of MSTI have been provided to SENSE and such documents are presently in effect and have not been amended or modified.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of MSTI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and MSTI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

         (c) Capitalization. The authorized capital of MSTI consists of 1,000,000 MSTI Shares, with a par value $.00 per share. At the date of this Agreement, 1,000 MSTI Shares are issued and outstanding as follows:

           Shareholder                                 Number of MSTI Shares

           UTEK Corporation                                        925

           UT-Battelle, LLC                                         75
                                                                  -----

           Total                                                 1,000

All issued and outstanding MSTI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. MSTI is not authorized to issue any preferred stock. All dividends on MSTI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring MSTI to issue any MSTI Shares or securities convertible into MSTI Shares to anyone for any reason whatsoever. None of the MSTI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which MSTI or

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UTEK is a party and will not create a default under any such obligation or under any agreement to which MSTI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of MSTI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of MSTI and UTEK's knowledge, information and belief without independent inquiry, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of MSTI, the Technology, Patent License Agreement, the Consulting Agreement between MSTI and Dr. Thomas Thundat, a part of Exhibit A attached ("Thundat Consulting Agreement"), or the proposed Work for Others Agreement between UT-Battelle, LLC and Micro Sensor Technologies, Inc., a part of Exhibit A attached ("WFO Agreement").

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by MSTI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, MSTI or UTEK's articles of incorporation or bylaws, the Technology, the Patent License Agreement, the Consulting Agreement, WFO Agreement or any agreement, contract, instrument, order, judgment or decree to which MSTI or UTEK is a party or by which MSTI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by MSTI and UTEK or performance of the obligations of MSTI and UTEK hereunder or under any other agreement to which MSTI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the Patent License Agreement, Thundat Consulting Agreement, WFO Agreement or any other material right, privilege, license or agreement relating to MSTI or its assets or business.

         (h) Title to Assets. MSTI has or has agreed to enter into the following agreements, as listed on Exhibit A attached:

(1)      Patent License Agreement;

(2)      WFO Agreement;

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

(3)      Thundat Consulting Agreement.

These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of MSTI. MSTI has or will by Closing Date have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

         (i)      Intellectual Property

         (1) UT-Battelle owns the Technology. UT-Battelle has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Technology;

         (2) The Technology was invented by Thomas Thundat, Ph.D. and Eric Wachter ("Inventors"). The Inventors, as well as Oak Ridge National Laboratory, have assigned all of their rights, title and interests in the Technology to UT-Battelle;

         (3) The Patent License Agreement sets forth a description of all of MSTI's right, title and interest in and to all intellectual property rights in the Technology, including but not limited to, inventions (whether patentable or not), discoveries, trade secrets, technology, technical information, proprietary information, processes, know-how, designs, United States and foreign patents and patent applications (and all reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part of this Agreement), trade names, logos, trademarks, service marks, trademark and service marks registrations, copyrights, copyright registrations, and all computer software, data and databases owned by or licensed to MSTI (collectively "Intellectual Property"). MSTI has or will have by the Closing Date, good and exclusive and non-exclusive licensee interests to the Intellectual Property free and clear of all liens, claims, conditions, charges, equitable interests, or other encumbrances or restrictions, with the exception of those outlined in the Patent License Agreement between MSTI and UT-Battelle. To the best of MSTI's and UTEK's knowledge, MSTI has not infringed nor is infringing any intellectual property owned or used by another person or entity. MSTI and UTEK further state that to the best of their knowledge and without conducting an infringement investigation they are unaware of any infringement of the Technology and Intellectual Property on any other party's technology or intellectual property. To the best of MSTI and UTEK's knowledge, information and belief, there are no pending or threatened actions against MSTI or UTEK for infringement of any third party's intellectual property. Neither MSTI nor UTEK has received any claim or notice that their Intellectual Property infringes upon the rights of any third party. The Patent License Agreement is in full force and effect and following the consummation of the transactions contemplated by this Agreement shall remain in full force and effect and is a legal, valid, binding and enforceable in accordance with their respective terms. Except as disclosed in Exhibit A attached, MSTI is not a party to any other license (in or out) with respect to the

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         Intellectual Property. Except as set forth in the attached schedules and exhibits, neither MSTI nor UTEK is a party to any agreement that imparts or has imparted an obligation of non-competition, secrecy, confidentiality or non-disclosure upon MSTI. MSTI is or was not under any obligation of non-competition, secrecy, confidentiality or non-disclosure to any third party.

         (4) Except as otherwise set forth in this Agreement, SENSE acknowledges and understands that MSTI and UTEK make no other representations and provides no assurances that the rights to the Technology and Intellectual Property contained in the Patent License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties, and

         (5) Except as otherwise expressly set forth in this Agreement, MSTI and UTEK makes no representations and extends no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

         (j) Liabilities of MSTI. MSTI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

         (k) Financial Statements. The unaudited financial statements of MSTI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly MSTI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. MSTI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of MSTI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is currently no information known to MSTI or UTEK that would prevent the financial statements of MSTI from being audited in accordance with generally accepted accounting principles.

         (l) Taxes. All returns, reports, statements and other similar filings required to be filed by MSTI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of MSTI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns,

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and all taxes claimed to be due from MSTI by any taxing authority, have been properly paid, except to the extent reflected on MSTI's financial statements, where MSTI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. MSTI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is MSTI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. MSTI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. MSTI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon MSTI. MSTI is not and has never been a party to any tax sharing agreements with any other person or entity.

         (m) Absence of Certain Changes or Events. From May 21, 2001 until the Closing Date, MSTI has not, and without the written consent of SENSE, it will not have:

         (1) Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the Patent License Agreement or any other material asset;

         (2) Amended or terminated the Patent License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the Patent License Agreement or any other material agreement;

         (3) Suffered any damage, destruction or loss whether or not in control of MSTI;

         (4) Made any commitments or agreements for capital expenditures or otherwise;

         (5) Entered into any transaction or made any commitment not disclosed to SENSE;

         (6) Incurred any material obligation or liability for borrowed money;

         (7) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) assets or liabilities or business of MSTI; or

         (8) Taken any action which could reasonably be foreseen to make any of the representations or warranties made by MSTI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

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

         (n) Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between MSTI and a third party. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound ("Contracts"), has been provided to SENSE and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of MSTI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. MSTI is not in default of any of the Contracts. In addition:

         (1) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to MSTI; and

         (2) There are no outstanding operating agreements, lease agreements or similar agreements by which MSTI is bound; and

         (3) The complete final drafts of the Patent License Agreement have has been provided to SENSE; and

         (4) Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

         (5) There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of MSTI's property; and

         (6) There are no breaches of any agreement to which MSTI is a party.

         (o) Compliance with Laws. MSTI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of MSTI or UTEK, threatened against MSTI, the Technology, Patent License Agreement, Thundat Consulting Agreement or WFO Agreement affecting its assets or business (financial or otherwise), and neither MSTI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of MSTI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of MSTI or the transactions contemplated hereby.

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         (q) Employees. MSTI has no and never had any employees. MSTI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. MSTI is not in violation of any law, regulation relating to employment of employees.

         (r) Neither MSTI nor UTEK has any knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on MSTI or its business, assets or condition (financial or otherwise) or prospects.

         (s) Employee Benefit Plans. MSTI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

         (t) Books and Records. The books and records of MSTI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

         (u) No Broker's Fees. Neither UTEK nor MSTI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

         (v) Full Disclosure. All representations or warranties of UTEK and MSTI are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

        2.02 Representations and Warranties of SENSE. SENSE represents and warrants to UTEK and MSTI that the facts set forth are true and correct.

         (a) Organization. SENSE is a corporation duly organized, validly existing and in good standing under the laws of Florida, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

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         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of SENSE; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

         (c) Capitalization. The authorized capital of SENSE consists of 20,000,000 shares of common stock with a par value $0.10 per share ("SENSE Shares"); and on the Effective Date of the Acquisition, 10,533,136 SENSE Shares (which will include the 2,000,000 SENSE Shares issued at the closing of the Acquisition) will be issued and outstanding. All issued and outstanding SENSE Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which SENSE is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of SENSE, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of SENSE.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SENSE with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. Assuming the correctness of UTEK and MSTI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to SENSE or its assets or business.

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         (h) Financial Statements. The unaudited financial statements of SENSE attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. SENSE has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of SENSE except as specifically set forth in the SENSE financial statements.

         (i) Full Disclosure. All representations or warranties of SENSE are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

         (j) Compliance with Laws. SENSE is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of SENSE, threatened against SENSE materially affecting its assets or business (financial or otherwise), and SENSE is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business of SENSE or the transactions contemplated hereby.

         (l) SENSE has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on SENSE or its business, assets or condition (financial or otherwise) or prospects, except as otherwise set forth in the SENSE SEC Documents and PPM (as hereinafter defined).

        2.03 Investment Representations of UTEK. UTEK represents and warrants to SENSE that:

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

         (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in SENSE Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in SENSE Shares, including the risk of a total loss of the investment in SENSE Shares. The acquisition of SENSE Shares is for its own account and is for investment and not with a view to the distribution thereof. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to SENSE is true and correct. It has conducted all investigations and due diligence concerning SENSE to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officers and directors of SENSE concerning SENSE Shares and the business and financial condition of and prospects for SENSE, and the officers and directors of SENSE have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (b) Stock Transfer Restrictions.

         UTEK acknowledges that the SENSE Shares will not be registered and UTEK will not be permitted to sell or otherwise transfer the SENSE Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the follow form on the stock certificate representing SENSE
Shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS OBTAINED AN OPINION OF COUNSEL SATISFACTORY TO SENSE STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

         (c)      SENSE SEC Documents.

         SENSE has previously delivered to UTEK copies of SENSE's Annual Report on Form 10-KSB for the year ended December 31, 2000 and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (the "SENSE SEC Documents"), as well as a copy of SENSE's Confidential Private Placement Memorandum dated January 29, 2001 ("PPM"). UTEK acknowledges receipt of the SENSE SEC Documents and PPM and that (i) the SENSE SEC Documents and the PPM contain material information about SENSE and its business, operations and financial condition,
(ii) acquisition of the SENSE Shares is speculative and involves numerous risks and uncertainties which are described in the SENSE SEC Documents and the PPM and
(iii) a review of the SENSE SEC Documents, the PPM and the documents and other reports filed by SENSE with the Securities and Exchange Commission ("SEC") would provide UTEK with information that is meaningful and significant in evaluating the risks and merits of acquiring the SENSE Shares. UTEK further acknowledged that the SENSE SEC Documents and other reports and documents filed by SENSE are available for review and downloading at the SEC's Web site at and that copies thereof will be furnished to UTEK upon request to SENSE.

                                    ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

        3.01 Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and when necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

        3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

        3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

        3.04 Covenants. Except as permitted in writing, each party agrees that it will:

         (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

         (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

         (c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

4.01. Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the MSTI Shares or the right of MSTI or UTEK to consummate the Acquisition contemplated hereunder.

4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

4.05. The Technology and Intellectual Property has been prosecuted in good faith with reasonable diligence.

4.06. To the best knowledge of UTEK and MSTI, the Patent License Agreement is valid and in full force and effect without any default in this Agreement.

4.07. SENSE shall have received, at or within 5 days of Closing Date, each of the following:

(a) the stock certificates representing the MSTI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK and UT-Battelle for cancellation;

(b) all documentation relating to the MSTI's business, all in a form and substance satisfactory to SENSE;

(c) such agreements, files and other data and documents pertaining to MSTI's business as SENSE may reasonably request;

(d) copies of the general ledgers and books of account of MSTI, and all federal, state and local income, franchise, property and other tax returns filed by MSTI since the inception of MSTI;

(e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of MSTI in Florida;

(f) the original corporate minute books of MSTI, including the articles of incorporation and bylaws of MSTI, and all other documents filed in this Agreement;

(g) all consents, assignments or related documents of conveyance to give SENSE the benefit of the transactions contemplated hereunder;

(h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of SENSE and MSTI, and

(i) such other documents, instruments or certificates as SENSE, or their counsel may reasonably request.

4.08. SENSE shall have completed due diligence investigation of MSTI to SENSE's satisfaction in their sole discretion.

4.09. SENSE shall receive the resignation effective the Closing Date of each director and officer of MSTI.

                                    ARTICLE 5
                                   LIMITATIONS

5.01.     Survival of Representations and Warranties.

(a) The representations and warranties made by UTEK and MSTI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

(b) The representations and warranties made by SENSE shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

5.02. Limitations on Liability. Notwithstanding any other provision to this Agreement the contrary, neither party to this Agreement shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $1,000, and then such liability shall apply only to matters in excess of $1,000.

5.03.    Indemnification.

(a) Indemnification by UTEK. UTEK agrees to defend, indemnify and hold SENSE harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising out of or resulting from a misrepresentation, breach or warranty, or breach or non-fulfillment of any covenant of MSTI or UTEK contained in this Agreement or in the schedules and exhibits attached to this Agreement or in any other documents or instruments furnished or to be furnished by MSTI or UTEK pursuant to this Agreement or in connection with the transaction contemplated by this Agreement.

(b) Indemnification by SENSE. SENSE agrees to defend, indemnify and hold UTEK harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising out of or resulting from a misrepresentation, breach or warranty, or breach or non-fulfillment of any covenant of SENSE or contained in this Agreement or in the schedules and exhibits attached to this Agreement or in any other documents or instruments furnished or to be furnished by SENSE pursuant to this Agreement or in connection with the transaction contemplated by this Agreement.

                                    ARTICLE 6
                                    REMEDIES

         6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                    ARTICLE 7
                                   ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial

Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary (i) if SENSE is the claimant, such arbitration shall be conducted in Tampa, Florida and (ii) if UTEK is the claimant, such arbitration shall be conducted in Broward or Palm Beach County, Florida The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by SENSE, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

8.06. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.08. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

8.09. Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer of each party on May 31, 2001.


Sense Holdings, Inc.                             Micro Sensor Technologies, Inc.



By/s/ Dore Perler                                By:/s/ Uwe Reischl
  ---------------                                   ---------------
      Dore Perler                                       Uwe Reischl, Ph.D., M.D.
      President and C                                   President

SENSE'S Address:                                 MSTI's Address:
7300 West McNab Road                             202 South Wheeler Street
No. 117                                          Plant City, Florida 33566
Tamarac, Florida 33321

UTEK Corporation


By: /s/ Clifford M. Gross
   ----------------------
        Clifford M. Gross, Ph.D.
        Chief Execute Officer

UTEK's Address:
202 South Wheeler Street
Plant City, Florida 33566

                                    EXHIBIT A


                         Micro Sensor Technologies, Inc.
                             Outstanding Agreements


Patent License Agreement between UT-Battelle, LLC, a Tennessee corporation and Micro Sensor Technologies, Inc., a Florida corporation, effective March 26, 2001.

Consulting Agreement between Micro Sensor Technologies, Inc. and Dr. Thomas Thundat, to be executed and effective June 1, 2001.

Proposed Work for Others Agreement between UT-Battelle, LLC and Micro Sensor Technologies, Inc. to be executed.

                                    EXHIBIT B
                         Micro Sensor Technologies, Inc.
                              Financial Statements
                               as of May 21, 2001

                                    EXHIBIT C
                              Sense Holdings, Inc.
                               Current Form 10-QSB
                      For the Quarter Ending March 31, 2001
                         Including Financial Statements
                                 Filed with SEC